Exhibit 10.7

COMPLETION COSTS GUARANTY

As of December 21, 2007

PB Capital Corporation, as administrative

agent for itself and the other "Lenders"
(as such quoted term is defined in
the Agreement, as hereinafter defined)

230 Park Avenue

New York, New York 10169

Attention:	Real Estate Finance

Re:	Loans aggregating $350,000,000 (collectively, the "Loan") to Alexander's of Rego Park II, Inc. ("Borrower")

Gentlemen:

To induce Lenders to consummate the captioned transaction and to lend to Borrower in accordance with (i) a Building Loan Agreement (the "BLA") and a Project Loan Agreement (the "Project Loan Agreement"; the Project Loan Agreement and the BLA, collectively, the "Agreement"), each dated the date hereof among Borrower, Lenders and you as Administrative Agent (in such capacity, "Administrative Agent"), (ii) a Note or Notes made by Borrower in the aggregate principal amount of $350,000,000 (as the same may be amended, modified, extended, severed, assigned, renewed or restated from time to time, including any substitute or replacement notes executed pursuant to the Agreement, collectively, the "Note") and (iii) one or more mortgage(s) dated the date hereof from Borrower to Administrative Agent (as amended from time to time, collectively, the "Mortgage" and the term "Mortgage" shall be deemed to include any other agreement or instrument given to Administrative Agent or Lenders as security for the Loan and the term "Collateral" shall mean the property covered by the Mortgage and any other collateral now or hereafter given as security for the Loan), the undersigned (hereinafter, "Guarantor") does hereby represent, warrant and covenant to Lenders and Administrative Agent as follows (capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement):

Obligations Guaranteed.

•    Subject to paragraph 13 hereof, if for any reason whatsoever, Borrower fails to prosecute with diligence and continuity or fails or neglects to complete the construction and completion of the Improvements, as contemplated by and described in the Agreement, free and clear of liens and paid for in full, such that the same constitutes an Event of Default (such failure, the "Completion Event of Default"), Guarantor absolutely, irrevocably and unconditionally guarantees to Administrative Agent and Lenders, either:

(x)        completion of the Improvements in accordance with the terms and provisions of the Agreement and in such event Guarantor shall have the right, subject to the terms and conditions of the Agreement, to draw and use any undisbursed Loan funds to complete the Improvements (which funds shall be disbursed and used only in accordance with the Loan Agreement, except that the existence of the Completion Event of Default shall not prevent or

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preclude the advance of Loan funds) so long as: (A) Guarantor is diligently pursuing completion of construction of the Improvements as provided above; (B) neither Borrower nor any Guarantor is

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or becomes a debtor in any state or federal bankruptcy or insolvency proceeding; (C) such disbursements of Loan proceeds to Guarantor shall be secured by the Mortgage with the same priority as all previous advances to Borrower; (D) no transfer, sale, conveyance, mortgage, hypothecation, pledge, assignment or other disposition in violation of the Loan Documents has occurred; (E) there is no continuing Event of Default under the Loan Documents, other than (i) the Completion Event of Default or (ii) any Event of Default not related to clauses (B) or (D) above and which cannot be cured by the payment of money which either (x) Guarantor is proceeding diligently and continuously to cure or (y) is not reasonably susceptible of being cured by Guarantor; and (F) no additional Event of Default shall have occurred and be continuing (other than an Event of Default (but not including Events of Default related to clauses (B) or (D) above or which can be cured by the payment of money) which either (x) Guarantor is proceeding diligently and continuously to cure or (y) is not reasonably susceptible of being cured by Guarantor) following the date demand has been made for Guarantor's performance under this clause 1(x) of this Guaranty; or

(y)        the payment by Guarantor of an amount (the "Completion Costs Amount") equal to the excess, if any, of: (i) all of the "Hard Costs" and "Soft Costs" under the BLA and "Costs" under the Project Loan Agreement (collectively, "Construction Costs") which are estimated to be incurred in connection with the lien free completion of the Improvements as required of Borrower by the Agreement, including, without limitation, interest on the outstanding principal balance of the Loan and on the amount which would otherwise be required to be disbursed under the Loan in order to achieve completion as decribed herein, in each case, through the projected date of completion as herein determined (but not, in either case, including interest at the Default Rate), administrative agent fees, the Construction Consultant's fees, real estate taxes and assessments, other Soft Costs and Costs through the estimated date of such completion and those Construction Costs occasioned by, or arising as a result of, any default under any documents evidencing, securing or relating to the Loan (irrespective of the amounts set forth in the Construction Cost Statement or the Schedule of General Project Costs (collectively, the "Schedules") and irrespective of the absence of any amount in the Schedules for a particular item of Construction Costs), but specifically excluding any increase to such Construction Costs arising solely due to any delay caused by the arbitration procedure described below (including, but not limited to, interest accruing during such period), all of which amounts described in this clause (y)(i) shall be determined as hereinafter contemplated; over (ii) the sum of the undisbursed portion of the Loan, each such amount to be determined as of the date of the acceleration of the indebtedness evidenced by the Note following an Event of Default under the Mortgage. In addition, for purposes of this Guaranty, Construction Costs shall be deemed to also include (a) unless the Plans or Borrower's standard work letter provide for a standard of completion (in which event, such standard of completion will be utilized) those Construction Costs which are required to be incurred in order to complete the Improvements to a standard equal to industry practice, as determined in accordance with the procedure provided below in Section 1(c), for improvements comparable to the Improvements and (b) Borrower's responsibility under any leases, subleases or letters of intent in connection with the Premises executed by Borrower, with respect to occupancy of all or any portion of the Improvements.

•    (i)         The election to proceed under the provisions of clause 1(x) above or under the provisions of clause 1(y) above shall be at the sole and exclusive option of the Required Lenders and shall be made by the Required Lenders at any time after the occurrence of the Completion Event of Default or within sixty (60) days of Guarantor's notice to Administrative Agent, delivered at any time following the Completion Event of Default, requesting that Lenders make an election to proceed under clause 1(x) above or clause 1(y) above. Administrative Agent shall notify Guarantor of the Required Lenders' election to proceed under clause 1(x) above or clause 1(y) above which election, once made, shall be irrevocable and exclusive, provided, however, that if the Required Lenders have elected to proceed under clause 1(x) above and at any time thereafter Guarantor fails or refuses to perform in accordance with said clause 1(x) above or, if any of the conditions set forth in clause 1(x) above is not thereafter satisfied,

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the Required Lenders may then elect to proceed under clause 1(y) above. Notwithstanding anything in the foregoing to the contrary, if at the time of the election to be made by the Required Lenders an event or

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circumstance exists which would preclude any one or more of the conditions set forth in said clause 1(x) above from being satisfied, the Required Lenders, unless the unsatisfied condition(s) in question is waived by the Required Lenders in connection with any election to proceed under clause 1(x) above, shall elect to proceed under clause 1(y) above.

(ii)        Each of the two alternative remedies set forth in this paragraph 1 shall be equally available to Administrative Agent and Lenders and the choice by the Required Lenders of one alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff or failure to mitigate damages in any action, proceeding or counter-action by Administrative Agent to recover damages or seeking any other remedy under this Guaranty. The parties have agreed to the alternative remedies specified herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lenders at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by the Required Lenders be given conclusive effect, regardless of subsequent developments or the apparent correctness or incorrectness of such choice.

•    If the Required Lenders elect to proceed under the provisions of clause 1(y) above, Administrative Agent shall provide Guarantor with written notice of such election (the "Clause 1(y) Notice"), which shall include the amount of the undisbursed portion of the Loan (the "Undisbursed Amount") then secured by a mortgage which is recorded against the Premises. Guarantor agrees that if Administrative Agent delivers the Clause 1(y) Notice, its liability under this Guaranty shall be determined as contemplated in clause 1(y) above and herein (whether or not Administrative Agent or Lenders complete or intend to complete the Improvements). Within twenty (20) days of the Clause 1(y) Notice, (x) Guarantor shall provide Administrative Agent with written notice (the "Guarantor's Estimate Notice") of Guarantor's estimate of the Construction Costs (the "Guarantor's Construction Costs Amount") and shall include a line-item by line-item allocation of amounts, a projected progress schedule to achieve completion (which shall be used as the basis for calculating, among other things, the interest component of Guarantor's Construction Costs Amount), a description of the building standard necessary to meet industry practice (if required as contemplated above) and otherwise shall be reasonably detailed and (y) Administrative Agent shall provide to Guarantor with written notice (the "Lenders' Estimate Notice") of the estimate of the Construction Costs (the "Lender's Construction Costs Amount") and shall include a line-item by line-item allocation of amounts, a projected progress schedule to achieve completion (which shall be used as the basis for calculating, among other things, the interest component of Lenders' Construction Costs Amount), a description of the building standard necessary to meet industry practice (if required as contemplated above) and otherwise shall be reasonably detailed. If Guarantor or Administrative Agent fails to deliver the Guarantor's Estimate Notice or the Lenders' Estimate Notice, respectively, within the time period required above, and has itself delivered to the other the Guarantor's Estimate Notice or the Lenders' Estimate Notice, as applicable, the party which has delivered its Notice (the "Tendering Party") shall notify the other (the "Non-Tendering Party") in writing (the "Failure Notice") of the failure to deliver the Guarantor's Estimate Notice or the Lenders' Estimate Notice, as applicable. The Non-Tendering Party shall have ten (10) days after the Failure Notice to either provide its initial Guarantor's Estimate Notice or Lenders' Estimate Notice, as applicable. If the Non-Tendering Party fails to deliver the Guarantor's Estimate Notice or the Lenders' Estimate Notice, as applicable, on or before the expiration of such ten (10) day period, the Tendering Party shall deliver a second notice (the "Second Failure Notice") to the Non-Tendering Party that the Non-Tendering Party has failed to deliver the Guarantor's Estimate Notice or the Lenders' Estimate Notice, as applicable, that the Non-Tendering Party has ten (10) additional days to deliver same and further stating that "THE FAILURE TO PROVIDE THE [GUARANTOR'S ESTIMATE NOTICE/LENDERS' ESTIMATE NOTICE (TO BE SELECTED AS APPROPRIATE)] ON OR BEFORE ____________, 20___ WILL RESULT IN THE [GUARANTOR'S ESTIMATE NOTICE/LENDERS' ESTIMATE NOTICE (TO BE THE ONE NOT SELECTED ABOVE)] CONTROLLING AND DETERMINING THE LIABILITY OF GUARANTOR" and shall set forth the Completion Costs Amount, which shall be the excess of (x) the Guarantor's Construction Costs Amount (if Guarantor is the Tendering Party) or the Lenders' Construction Costs Amount (if Administrative Agent is the Tendering Party) over (y) the Undisbursed Amount. If the Non-Tendering Party fails to deliver the Guarantor's Estimate Notice or the

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Lenders' Estimate Notice, as applicable, on or before the tenth day after the Second Failure Notice (which shall be the date specified in the Second Failure Notice), Guarantor shall pay to Administrative Agent within twenty (20) days of the date of the Second Failure Notice the Completion Costs Amount set forth in the Second Failure Notice. If Guarantor has delivered the Guarantor's Estimate Notice and Administrative Agent has delivered the Lenders' Estimate Notice, within twenty (20) days of the earliest to be delivered of the Guarantor's Estimate Notice and the Lenders' Estimate Notice, Guarantor and Administrative Agent shall meet to discuss the Completion Costs Amount, the Guarantor's Construction Cost Amount and the Lenders' Construction Costs Amount and if within twenty (20) days of such first meeting Administrative Agent and Guarantor agree on the Construction Costs, Administrative Agent and Guarantor shall memorialize such agreement in writing (the "Negotiated Agreement"), which shall include the Completion Costs Amount, and within ten (10) days of the Negotiated Agreement, Guarantor shall pay to Administrative Agent the Completion Costs Amount memorialized in the Negotiated Agreement. If within twenty (20) days after such first meeting Administrative Agent and Guarantor have not entered into the Negotiated Agreement, within five (5) Business Days after the expiration of such twenty (20) day period, Administrative Agent and Guarantor shall jointly appoint a third expert meeting the requirements hereinafter set forth. In the event Administrative Agent and Guarantor are unable to agree upon the appointment of a third expert within the time period described above, then either party may apply to the American Arbitration Association (or its successors) to make the appointment of a third expert meeting the requirements hereinafter set forth. For purposes of this Guaranty "Independent Expert" shall mean the third expert jointly appointed by Administrative Agent and Guarantor or the third expert appointed by the American Arbitration Association (or its successors). Within the twenty (20) day period after the appointment of such Independent Expert meeting the requirements hereinafter set forth, the Independent Expert shall hold a meeting or series of meetings with each of Administrative Agent and Guarantor in attendance at which each such party shall be permitted to present evidence with respect to, and its calculations of, the Construction Costs according to rules and procedures established by the Independent Expert and which rules and procedures shall be designed to meet the time deadlines described herein. Within thirty (30) days of the appointment of such Independent Expert, the Independent Expert shall deliver to Administrative Agent and Guarantor at their respective addresses set forth below by prepaid postage sent registered or certified mail, return receipt requested (the "Expert Notice") its determination of the Construction Costs (the "Independent Construction Costs Amount"). The Independent Construction Costs Amount so selected by the Independent Expert shall be binding on Guarantor on the one hand and Administrative Agent and Lenders on the other hand and Guarantor shall pay to Administrative Agent the Completion Costs Amount (which shall be the excess of the Independent Construction Costs Amount over the Undisbursed Amount) within ten (10) days of the Expert Notice. Any Independent Expert shall have at least ten (10) years' experience in construction related matters, shall be impartial, shall not be engaged in any litigation against Guarantor, Administrative Agent or any Lender and shall not otherwise be aware of any conflict of interest between such expert and Guarantor, Administrative Agent or any Lender and whose appointment shall be specifically conditioned on the Independent Construction Costs Amount (as herein defined) being an amount which shall not be less than Guarantor's Construction Costs Amount and not greater than Lenders' Construction Costs Amount. Such Independent Expert shall be sworn to fairly and impartially perform its duties as such expert. The fees and expenses of the Independent Expert shall be shared equally by Guarantor on the one hand, Administrative Agent and Lenders on the other. Each party shall be responsible for the fees and expenses of its own experts, attorneys and other representatives. In rendering its decision, the Independent Expert shall have no power to modify or reform any of the provisions of this Guaranty or the other Loan Documents. To the extent the Completion Costs Amount is not paid when due in accordance with the foregoing provisions, the Completion Costs Amount shall thereafter bear interest at the Default Rate until paid in full.

Each of Guarantor, on the one hand, and Administrative Agent and Lenders, on the other hand, agree that any estimate by it of Construction Costs shall be made in good faith.

•    If the Required Lenders elect to proceed under the provisions of clause 1(x) above, this Guaranty is a continuing guaranty and shall remain in full force and effect until the Improvements are substantially completed as required by Section 6.08 of the BLA and any time period within which mechanics or other parties (collectively, "Mechanics") are entitled to file liens against the

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Mortgaged Property for construction or related work claims shall have expired. Administrative Agent agrees that upon Administrative Agent's receipt of evidence reasonably satisfactory to Administrative Agent of such substantial completion of the Improvements, and, provided, that no undischarged liens which have not been bonded over shall have been filed against the Mortgaged Property by Mechanics, Administrative Agent shall deliver a written confirmation that this Guaranty is limited only to a guaranty against the filing of subsequent liens against the Mortgaged Property by Mechanics. Thereafter, this Guaranty shall continue as a guaranty against claims and liens by Mechanics until the earlier to occur of (i) the date Mechanics are no longer legally entitled to file any such claims or liens against the Mortgaged Property and (ii) if there is a payment or performance bond for a general contractor, the date of delivery of a completed AIA Form G707 (Consent of Surety to Final Payment), whereupon Administrative Agent shall deliver to Guarantor Administrative Agent's final written confirmation of termination of this Guaranty in full, except to the extent of any undischarged Mechanics' liens have been filed against the Mortgaged Property.

•    Guarantor acknowledges and agrees that this Guaranty is a continuing guaranty subject to and in accordance with the terms hereof and that the agreements, guaranties and waivers made by Guarantor herein, and Guarantor's obligations hereunder, are and shall at all times continue to be primary, absolute, irrevocable and unconditional.

Liability Unimpaired.

Guarantor's liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by any of the following made prior to the completion of the foreclosure of the Mortgage or delivery to Administrative Agent or its designee of a deed in lieu thereof: any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Administrative Agent or Lenders by Borrower or any change in the Plans and Specifications, the Loan Budget Amounts, the General Contract, the construction schedule, any Trade Contracts or any other construction documents made by Borrower. In addition, Guarantor's liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note or Mortgage or any sale or transfer of all or part of the Collateral, (iii) any exculpatory provision in any of said instruments limiting Lenders' or Administrative Agent's recourse to all or any part of the Collateral, or limiting Lenders' or Administrative Agent's rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of all or any portion of the Collateral, (vi) the failure to record the Mortgage or file any UCC financing statements (or the improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the accuracy or inaccuracy of any of the representations and warranties made by or on behalf of Borrower under the Agreement or in any Requisition or request for advance thereunder, (viii) the invalidity, irregularity or unenforceability as against Borrower or Guarantor, in whole or in part, of this Guaranty, any of the other Loan Documents or any other instrument or agreement executed or delivered to Administrative Agent or Lenders in connection with the Loan, or (ix) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense of Borrower for its obligations under any of the Loan Documents or of Guarantor under this Guaranty, other than payment or performance; and, in any such case, whether with or without notice to Guarantor and with or without consideration.

Preservation of Loan Documents.

Guarantor will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrower to take or to fail to take actions of any kind, the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to its obligations hereunder, other than performance of such obligations in accordance with the terms of the instruments imposing the same.

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Indemnification; Payments; Certain Waivers.

Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower's or any other Person's assets or to cause Administrative Agent or Lenders to proceed against all or any part of the Collateral or against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against Guarantor or to proceed against Guarantor, if more than one, in any particular order, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of any Event of Default under the Loan Documents and (iii) expressly postpones and subordinates, for so long as the Loan remains unpaid, all rights, remedies and defenses now or hereafter accorded by applicable Law to guarantors. Without limiting the generality of the foregoing, Guarantor hereby postpones and subordinates, for so long as the Loan remains unpaid, all rights (x) of subrogation, (y) to participate in any claim or remedy Lenders or Administrative Agent may now or hereafter have against Borrower or in all or any portion of the Collateral and (z) to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, Guarantor, or any other Person now or hereafter primarily or secondarily liable for any of Borrower's obligations to Lenders, and whether arising by contract or operation of law or otherwise by reason of Guarantor's execution, delivery or performance of this Guaranty.

Reinstatement.

This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Administrative Agent or Lenders (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Guarantor or any other Person or for a substantial part of Borrower's, Guarantor's or any of such other Person's property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including, without limitation, legal fees and expenses) incurred by or on behalf of Lenders in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to paragraph 1 above.

Formation and Existence; Power and Authority.

Guarantor is a corporation, is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Guaranty and any Loan Document to which it is a party. Without limiting the following provisions of this paragraph 6, Guarantor will preserve and maintain such legal existence and good standing. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of all Lenders, which consent may be granted or denied in the sole and absolute discretion of each Lender, and any purported assignment or delegation absent such consent is void, provided, however, that, if Guarantor sells, assigns, transfers or otherwise disposes of all or substantially all of its assets and business to another Person, so long as (i) such Person then complies with the Net Worth and Cash and Cash Equivalents (as such terms are hereinafter defined) covenants set forth in paragraph 10(c) of this Guaranty, (ii) a certification from the chief financial officer of such Person to the same effect as is described in paragraph 10(d) hereof, together with supporting financial data and information in respect thereof, is provided to Administrative Agent, (iii) such Person assumes Guarantor's obligations under this Guaranty either by documentation reasonably satisfactory in form and substance to Administrative Agent or by operation of law or otherwise, evidenced to Administrative Agent's reasonable satisfaction, (iv) Administrative Agent receives and approves (such approval not to be unreasonably withheld, conditioned or delayed) such additional supporting documents as are reasonably requested by Administrative Agent in connection with such assignment or delegation, such as, without limitation, certified copies of the organizational documents of such Person and an opinion of counsel of such Person which shall be to substantially the same effects as was delivered to Administrative Agent on the date hereof with respect to Guarantor and (v) a certificate of

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such Person containing the representations and warranties set forth in paragraphs 6-9, inclusive, of this Guaranty, no consent by any Lender shall be required.

Litigation; Compliance with Judgments.

There are no actions, suits or proceedings pending or, to Guarantor's knowledge, threatened against or affecting Guarantor, at law or in equity, before or by any court, arbitrator or Governmental Authorities except actions, suits or proceedings which are, or are likely in Guarantor's reasonable judgment to be, fully covered by insurance (except for any applicable deductible) or would, if adversely determined, not be likely to have a Material Adverse Effect. Guarantor is not in material default with respect to any order, writ, injunction, decree or demand of any court, arbitrator or Governmental Authorities which is likely to have a Material Adverse Effect.

No Conflicts.

The consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Guarantor is a party or by which Guarantor or its property is bound or affected, where such breach or default individually or collectively would have a Material Adverse Effect.

Compliance with Laws.

Guarantor is in compliance with, and the transactions contemplated by this Guaranty and the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval (other than consents or approvals which have been previously obtained or filings or registrations which will be made in the ordinary course) under, any Law presently in effect having applicability to Guarantor, except where the failure to comply or any such violation would not have, taken singly or collectively, a Material Adverse Effect. Guarantor will comply promptly with all Laws now or hereafter in effect having applicability to it, the failure to comply with which would have a material adverse effect on Guarantor's ability to perform its obligations under this Guaranty.

Financial Statements; Financial Covenants.

•    The most recent financial statements heretofore delivered by Guarantor to Administrative Agent are true, correct and complete in all material respects, have been prepared in accordance with GAAP and fairly present Guarantor's financial condition as of the respective dates thereof; no material adverse change has occurred in the financial condition reflected therein since the respective date thereof.

•    Guarantor shall furnish to Administrative Agent the financial statements and certifications of Guarantor required by the Agreement as and when required thereby.

•    Guarantor shall, at all times, collectively, maintain an aggregate Net Worth (as defined below) located in the United States of not less than $250,000,000.00. "Net Worth" shall be established by capitalizing the trailing twelve (12) months of net operating income (as determined in accordance with GAAP, but excluding Guarantor's general and administrative expenses) for each real property owned or leased by Guarantor using a 6% capitalization rate less any outstanding debt secured by the fee or leasehold interest in connection with each such property and corporate debt of Guarantor (but excluding any stock appreciation rights). In addition, Guarantor shall, at all times, collectively, maintain Cash and Cash Equivalents (as defined below) located in the United States aggregating not less than $50,000,000.00. "Cash and Cash Equivalents" shall mean, as of the date of determination, (i) lawful currency of the United States of America, (ii) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of

•     America maturing in twelve (12) months or less from the date of measurement, (iii) commercial paper maturing in one hundred eighty (180) days or less rated not lower than A-1 by Standard & Poor's, or P-1 by Moody's Investors Service, Inc. on the date of measurement and (iv) demand deposits, time deposits or certificates of deposit maturing within one (1) year in commercial banks whose obligations are rated not lower than A-1 by Moody's Investors Service, Inc., or not lower than A+ or the equivalent by Standard & Poor's on the date of measurement.

•    Guarantor shall provide Administrative Agent within forty-five (45) days after the end of each fiscal quarter with a certification from the chief financial officer of Guarantor that such Person has reviewed the terms of this Guaranty and of the financial condition of Guarantor and that based thereon Guarantor was in compliance with the financial covenants set forth in clause (c) above of this paragraph 10 as of the end of the fiscal quarter in question and setting forth in reasonable detail computations evidencing compliance with said financial covenants, together with supporting financial data and information in respect thereof.

Non-Waiver; Remedies Cumulative.

No failure or delay on Administrative Agent's or Lenders' part in exercising any right, power or privilege under this Guaranty, any of the other Loan Documents or any other document made to or with Lenders or Administrative Agent in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Lenders' or Administrative Agent's acquiescence in any default by Borrower, Guarantor or any other obligor under any of said documents. A waiver by Lenders or Administrative Agent of any right or remedy under this Guaranty, any of the other Loan Documents or any other document made to or with Lenders or Administrative Agent in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which Lenders or Administrative Agent otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by Law.

Liability Unaffected by Release.

Any Guarantor, or any other party liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any Guarantor not so released.

Not a Principal Payment Guaranty.

In no event shall this Guaranty be deemed to constitute a guaranty of the payment of the principal evidenced by the Note and secured by the Mortgage.

Transfers of Interests in Loan.

Guarantor recognizes that, subject to the provisions of Section 8.13 of the BLA, any Lender may sell and transfer interests in the Loan to one or more Participants and/or Assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, any Guarantor or the Loan, may be exhibited to and retained by any such Participant or Assignee or prospective participant or assignee. Each Lender agrees, by its acceptance hereof, that such Lender's delivery of any financial statements and appraisals to any such Participant or Assignee or prospective participant or assignee shall be done on a confidential basis and if such prospective participant or assignee does not become a Participant or an Assignee, then the Lender in question shall request that all documentation delivered to said prospective participant or assignee pursuant to the preceding sentence shall be returned to such Lender and kept confidential in accordance with the terms and conditions of the Loan Documents applicable to Participants and Assignees, as if such prospective participant or assignee had been a "Participant" or "Assignee", respectively, as defined in the Loan Documents.

Separate Indemnity/Other Guaranty.

Guarantor acknowledges and agrees that Lenders' and Administrative Agent's rights (and Guarantor's obligations) under this Guaranty shall be in addition to all of Lenders' and Administrative Agent's rights (and all of Guarantor's obligations) under any other guaranty or any indemnity agreement now or hereafter executed and delivered to Lenders and/or Administrative Agent by Borrower and/or Guarantor in connection with the Loan, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor's obligations and liabilities under any such other guaranty or indemnity agreement (except to the extent any such payment by Guarantor under this Guaranty is in respect of the same obligation or liability covered under any such other guaranty or indemnity agreement).

ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT.

GUARANTOR, AND BY THEIR ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR IN CONNECTION WITH THIS GUARANTY, ANY AND EVERY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

Governing Law; Submission to Jurisdiction.

This Guaranty and the rights and obligations of Lenders and Guarantor hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law). Guarantor, and by their acceptance hereof, Administrative Agent and each Lender hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address, and if more than one Guarantor, at their respective addresses, indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

Severability.

Any provision of this Guaranty, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

Entire Agreement; Amendments.

This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the party against whom enforcement of the waiver, amendment or termination is sought.

Successors and Assigns.

This Guaranty shall be binding upon and shall inure to the benefit of Lenders, Administrative Agent and Guarantor and their respective heirs, personal representatives, and permitted successors and assigns. This Guaranty may be assigned by any or all of Lenders in connection with an assignment of all or any part of the Loan made in accordance with the Loan Documents with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to the assigning Lender(s) with respect to any portion of the obligations guaranteed hereby retained by the assigning Lender(s), or to any other Lender.

Paragraph Headings.

Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

Notices.

All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent as provided in the BLA, if to Guarantor at the addresses stated on the signature page hereof and if to Administrative Agent at its address stated above or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

Counterparts.

This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument.

Very truly yours,

ALEXANDER’S, INC.

By:	/s/ Alan J. Rice
Alan J. Rice Secretary

Address of Guarantor:

c/o Alexander’s, In 210 Route 4 East Paramus, New Jersey 07652 Attention: Chief Finacial Officerc

Vornado Realty Trust 888 Seventh Avenue New York, New York 10019 Attention: Executive Vice President – Capital Markets

With a copy to:

Vornado Realty Trust 888 Seventh Avenue New York, New York 10019 Attention: Corporation Counsel

This is to certify that this Guaranty was executed in my presence on the date hereof by the parties whose signatures appear above in the capacities indicated.

By:	/s/ Ilona Jacqueline Williams
Ilona Jacqueline Williams Notary Public

My Commission Expires: July 3, 2010

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